Exhibit 23.1

CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS

Hecla Mining Company

Coeur d'Alene, Idaho

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 2 to the Registration Statement on Form S-8 (No. 333-96995) of our report dated February 7, 2004, relating to the consolidated financial statements of Hecla Mining Company, which appears in the Annual Report to Shareholders on Form 10-K.  We did not audit the financial statements of Greens Creek Joint Venture; a 29.73 percent owned subsidiary, which statements reflect total assets and revenues constituting 19.4 percent and 26.9 percent, respectively, of the related consolidated totals.  Those statements were audited by other auditors whose report has been furnished to us, and our opinion, insofar as it relates to the amounts included for Greens Creek Joint Venture, is based solely on the report of the other auditors.

We also consent to the reference to us under the caption "Experts" in this Registration Statement.

/s/ BDO Seidman LLP

Spokane, Washington

June 23, 2004